                               AMENDMENT NO. 1 TO
                                OPTION AGREEMENT

     This Amendment to Option Agreement ("Amendment") is made this 10th day of February, 2000, by and between JONES INTERNATIONAL NETWORKS, LTD., a Colorado corporation (the "Company") and JEFFREY C. WAYNE ("Optionee").


     WHEREAS, the Company and Optionee have entered into that certain Option Agreement dated as of October 12, 1999 (the "Agreement"), whereby an option to purchase 100,000 shares of Class A Common Stock of the Company (the "Option") was granted to Optionee. The Option reflects the 5-for-4 forward stock split that was effected on January 28, 2000. Defined terms used herein shall have the same meaning as set forth in the Agreement except as expressly provided for herein.

     NOW, THEREFORE, in accordance with the foregoing and the terms and provisions hereof, the parties agree to amend the Agreement as follows:

     Paragraph 4 of the Agreement shall be amended by striking out and eliminating the existing text thereof in its entirety and substituting the following in its place:

     "4. DATES OF EXERCISE.

     (a) The Option may be exercised by the Optionee to purchase the total number of shares specified in Paragraph 1 at the dates and in the percentages determined under the following schedule:

                                                    Percentage of
                                                    Option Shares
                                                     Purchasable
                       Date of Exercise             (Cumulative)
                       ----------------             -------------
             First Anniversary of Date of Grant          25%
             Second Anniversary of Date of Grant         25%
             Third Anniversary of Date of Grant          25%
             Fourth Anniversary of Date of Grant         25%

The Optionee need not exercise any part of the Option when it becomes exercisable, but may accrue the percentage increments described above and exercise them in any later period, prior to expiration of the Option.

     (b) If the Company is sold, or all or substantially all of its assets are sold, or if it is merged with or into another company and the Company, or a company controlled by Mr. Glenn R. Jones, is not the buyer or surviving corporation, any unvested portions of the Option shall vest at the closing of said sale or merger, unless Optionee is retained in a job substantially the same as the one he had prior to the transaction with at least the same level of compensation; provided further that the new work location is no further than 30 miles from the current Englewood office location.

     (c) If a sale or merger (as the case may be) that is described in 4(b) above, is cancelled, revoked or terminated, then the purchase by the Optionee of any shares of Class A Common Stock for which the Option would not have otherwise been exercisable at the time of said event, but for the operation of subparagraph 4(b), shall be rescinded. Upon such rescission, the shares and the payment therefore shall be returned by the parties."

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                                    JONES INTERNATIONAL NETWORKS, LTD.


                                    By:   /s/ Glenn R. Jones
                                         ----------------------------
                                           Glenn R. Jones
                                           Chairman

                                          /s/ Jeffrey C. Wayne
                                    ---------------------------------
                                             Jeffrey C. Wayne
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